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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Cardiac Pathways Corporation for the registration of 5,858,823 shares of its common stock and to the incorporation by reference therein of our report dated July 28, 2000 with respect to the consolidated financial statements and schedule of Cardiac Pathways Corporation included in its Annual Report on Form 10-K/A for the year ended June 30, 2000 filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP


San Jose, California
January 31, 2000